ARTICLES OF MERGER

BY AND BETWEEN

T. ROWE PRICE STATE TAX-FREE INCOME TRUST

(a Massachusetts business trust)

AND

T. ROWE PRICE STATE TAX-FREE FUNDS, INC.

(a Maryland corporation)

T. ROWE PRICE STATE TAX-FREE INCOME TRUST, a business trust duly organized and existing under the laws of the Commonwealth of Massachusetts (the “Merging Trust”), and T. ROWE PRICE STATE TAX-FREE FUNDS, INC., a corporation duly organized and existing under the laws of the State of Maryland (the “Surviving Company”), do hereby certify that:

FIRST:  Each of the Merging Trust and the Surviving Company, being the parties to these Articles of Merger, have agreed to merge (the “Merger”) pursuant to, and subject to the terms and conditions of, that certain Agreement and Plan of Reorganization for a Change of Domicile dated as of August 24, 2017, by and between the Merging Trust and the Surviving Company, (as amended or restated through the date hereof, the “Merger Agreement”) and in the manner and on the terms set forth in these Articles of Merger.

 SECOND: The name of the Merging Trust is “T. Rowe Price State Tax-Free Income Trust,” and the name of each of its sub-trusts and the separate classes of those sub-trusts are named “Georgia Tax-Free Bond Fund,” “Georgia Tax-Free Bond Fund—I Class,” “Maryland Short-Term Tax-Free Bond Fund,” “Maryland Short-Term Tax-Free Bond Fund—I Class,” “Maryland Tax-Free Bond Fund,” “Maryland Tax-Free Bond Fund—I Class,” “Maryland Tax-Free Money Fund,” “Maryland Tax-Free Money Fund—I Class,” “New Jersey Tax-Free Bond Fund,” “New Jersey Tax-Free Bond Fund—I Class,” “New York Tax-Free Bond Fund,” “New York Tax-Free Bond Fund—I Class,” “New York Tax-Free Money Fund,” “New York Tax-Free Money Fund—I Class,” “Virginia Tax-Free Bond Fund,” and “Virginia Tax-Free Bond Fund—I Class.” The Merging Trust was organized under the laws of the Commonwealth of Massachusetts on May 30, 1986. The name of the Surviving Company is “T. Rowe Price State Tax-Free Funds, Inc.,” and the name of each of its series and the separate classes of those series are named

“T. Rowe Price California Tax-Free Bond Fund,” “T. Rowe Price California Tax-Free Bond Fund—I Class,” “T. Rowe Price California Tax-Free Money Fund,” “T. Rowe Price California Tax-Free Money Fund—I Class,” “T. Rowe Price Georgia Tax-Free Bond Fund,” “T. Rowe Price Georgia Tax-Free Bond Fund—I Class,” “T. Rowe Maryland Short-Term Tax-Free Bond Fund,” “T. Rowe Price Maryland Short-Term Tax-Free Bond Fund—I Class,” “T. Rowe Price Maryland Tax-Free Bond Fund,” “T. Rowe Price Maryland Tax-Free Bond Fund—I Class,” “T. Rowe Price Maryland Tax-Free Money Fund,” “T. Rowe Price Maryland Tax-Free Money Fund—I Class,” “T. Rowe Price New Jersey Tax-Free Bond Fund,” “T. Rowe Price New Jersey Tax-Free Bond Fund—I Class,” “T. Rowe Price New York Tax-Free Bond Fund,” “T. Rowe Price New York Tax-Free Bond Fund—I Class,” “T. Rowe Price New York Tax-Free Money Fund,” “T. Rowe Price New York Tax-Free Money Fund—I Class,” “T. Rowe Price Virginia Tax-Free Bond Fund,” and “T. Rowe Price Virginia Tax-Free Bond Fund—I Class.” The Surviving Company was formed under the Maryland General Corporation Law on February 2, 2017. The Surviving Company and its applicable series and classes of those series shall be the successor entities in the Merger (as set forth in the following table) and the Surviving Company shall continue as a corporation of the State of Maryland under the name “T. Rowe Price State Tax-Free Funds, Inc.” pursuant to the provisions of the Maryland General Corporation Law.

Merging Trust and its sub-trusts and classes	Surviving Company and its series and classes
T. Rowe Price State Tax-Free Income Trust	T. Rowe Price State Tax-Free Funds, Inc.
Georgia Tax-Free Bond Fund	T. Rowe Price Georgia Tax-Free Bond Fund
Georgia Tax-Free Bond Fund—I Class	T. Rowe Price Georgia Tax-Free Bond Fund—I Class
Maryland Short-Term Tax-Free Bond Fund	T. Rowe Price Maryland Short-Term Tax- Free Bond Fund
Maryland Short-Term Tax-Free Bond Fund—I Class	T. Rowe Price Maryland Short-Term Tax- Free Bond Fund—I Class
Maryland Tax-Free Bond Fund	T. Rowe Price Maryland Tax-Free Bond Fund
Maryland Tax-Free Bond Fund—I Class	T. Rowe Price Maryland Tax-Free Bond Fund—I Class
Maryland Tax-Free Money Fund	T. Rowe Price Maryland Tax-Free Money Fund
Maryland Tax-Free Money Fund—I Class	T. Rowe Price Maryland Tax-Free Money Fund—I Class
New Jersey Tax-Free Bond Fund	T. Rowe Price New Jersey Tax-Free Bond Fund

New Jersey Tax-Free Bond Fund—I Class	T. Rowe Price New Jersey Tax-Free Bond Fund—I Class
New York Tax-Free Bond Fund	T. Rowe Price New York Tax-Free Bond Fund
New York Tax-Free Bond Fund—I Class	T. Rowe Price New York Tax-Free Bond Fund—I Class
New York Tax-Free Money Fund	T. Rowe Price New York Tax-Free Money Fund
New York Tax-Free Money Fund—I Class	T. Rowe Price New York Tax-Free Money Fund—I Class
Virginia Tax-Free Bond Fund	T. Rowe Price Virginia Tax-Free Bond Fund
Virginia Tax-Free Bond Fund—I Class	T. Rowe Price Virginia Tax-Free Bond Fund—I Class

THIRD:  The Surviving Company has its principal office in the State of Maryland in Baltimore City at 100 East Pratt Street, Baltimore, Maryland 21202. The Merging Trust has its principal office in the State of Maryland in Baltimore City at 100 East Pratt Street, Baltimore, Maryland 21202. Neither the Merging Trust nor the Surviving Company owns an interest in land in the State of Maryland.

FOURTH: The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized, and approved by the Merging Trust in the manner and by the vote required by the Master Trust Agreement of the Merging Trust, as amended (the “Merging Trust Agreement”), the Bylaws of the Merging Trust, and the laws of the Commonwealth of Massachusetts, and by the Surviving Company in the manner and by the vote required by the Articles of Incorporation of the Surviving Company (the “Surviving Company Charter”), the Bylaws of the Surviving Company and the Maryland General Corporation Law. The manner of approval of the Merger was as follows:

(a) The Board of Trustees of the Merging Trust at a meeting duly called and held on October 24, 2016, adopted resolutions (i) declaring that the proposed Merger was advisable, and approving the proposed Merger on substantially the terms and conditions set forth or referred to in the resolutions, and (ii) directed that the proposed Merger be submitted for consideration at a special meeting of the shareholders of the Merging Trust. Notice which stated that a purpose of the special meeting was to act on the proposed Merger was given by the Merging Trust to its shareholders as required by law. The proposed Merger was approved by the shareholders of the

Merging Trust at a special meeting of shareholders duly called and held on July 26, 2017 by the affirmative vote of the holders of at least a majority (as defined by the Investment Company Act of 1940, as amended) of the votes cast by the holders of shares of all classes and series outstanding and entitled to be voted on the matter, as required by law and the organizational documents of the Merging Trust.

(b) The Board of Directors of the Surviving Company at a meeting duly called and held on February 6, 2017, adopted resolutions (i) declaring that the proposed Merger was advisable, and approving the proposed Merger on substantially the terms and conditions set forth or referred to in the resolutions, and (ii) directing that the proposed Merger be submitted for consideration by the sole stockholder of the Company by written consent in accordance with the Surviving Company Charter, the Bylaws of the Surviving Company and the Maryland General Corporation Law. The sole stockholder of the Surviving Company approved by a unanimous written consent the proposed Merger, as required by the Surviving Company Charter, the Bylaws of the Surviving Company and the Maryland General Corporation Law. Notice was waived by the sole stockholder of the Company entitled to vote on the proposed Merger.

FIFTH: There is no change to the Surviving Company Charter effected by the Merger.

SIXTH: The total number of shares of beneficial interest or stock of all classes which the Merging Trust and the Surviving Company, respectively, have authority to issue, and the par value of the shares of such stock of each such class of the Surviving Company, and the aggregate par value of all the authorized shares of all classes which the Surviving Company has authority to issue are as follows:

(a) Pursuant to the Merging Trust Agreement, the total number of shares of beneficial interest all classes and series that the Merging Trust is authorized to issue an unlimited number of shares, all of which consist of common shares (the “Merging Trust Common Shares”), designated as the “Georgia Tax-Free Bond Fund,” “Maryland Short-Term Tax-Free Bond Fund,” “Maryland Tax-Free Bond Fund,” “Maryland Tax-Free Money Fund,” “New Jersey Tax-Free Bond Fund,” “New York Tax-Free Bond Fund,” “New York Tax-Free Money Fund,” and “Virginia Tax-Free Bond Fund” and their separate classes, each a sub-trust of the Merging Trust.

(b) Pursuant to the Surviving Company Charter, the total number of shares of stock of all classes and series that the Surviving Company is authorized to issue is Two Billion

(2,000,000,000) shares, all of which are classified as common stock, $0.0001 par value per share (the “Surviving Company Common Stock”), designated as the “T. Rowe Price California Tax-Free Bond Fund,” “T. Rowe Price California Tax-Free Bond Fund—I Class,” “T. Rowe Price California Tax-Free Money Fund,” “T. Rowe Price California Tax-Free Money Fund—I Class,” “T. Rowe Price Georgia Tax-Free Bond Fund,” “T. Rowe Price Georgia Tax-Free Bond Fund—I Class,” “T. Rowe Maryland Short-Term Tax-Free Bond Fund,” “T. Rowe Price Maryland Short-Term Tax-Free Bond Fund—I Class,” “T. Rowe Price Maryland Tax-Free Bond Fund,” “T. Rowe Price Maryland Tax-Free Bond Fund—I Class,” “T. Rowe Price Maryland Tax-Free Money Fund,” “T. Rowe Price Maryland Tax-Free Money Fund—I Class,” “T. Rowe Price New Jersey Tax-Free Bond Fund,” “T. Rowe Price New Jersey Tax-Free Bond Fund—I Class,” “T. Rowe Price New York Tax-Free Bond Fund,” “T. Rowe Price New York Tax-Free Bond Fund—I Class,” “T. Rowe Price New York Tax-Free Money Fund,” “T. Rowe Price New York Tax-Free Money Fund—I Class,” “T. Rowe Price Virginia Tax-Free Bond Fund,” and “T. Rowe Price Virginia Tax-Free Bond Fund—I Class”. The aggregate par value of all classes and series of stock of the Surviving Company is $200,000.

SEVENTH:  The Merger does not change the authorized stock of the Surviving Company.

EIGHTH: The manner and basis of converting or exchanging outstanding shares of beneficial interest of the Merging Trust into shares of stock of the Surviving Company and the treatment of any issued shares of beneficial interest of the Merging Trust not to be converted or exchanged are as follows:

(a) Each Merging Trust Common Share outstanding immediately prior to the Effective Time (as defined in Article Ninth below), including each Merging Trust Common Share designated as the “Georgia Tax-Free Bond Fund,” “Maryland Short-Term Tax-Free Bond Fund,” “Maryland Tax-Free Bond Fund,” “Maryland Tax-Free Money Fund,” “New Jersey Tax-Free Bond Fund,” “New York Tax-Free Bond Fund,” “New York Tax-Free Money Fund,” and “Virginia Tax-Free Bond Fund” and their respective separate classes, shall, at the Effective Time, be cancelled and retired and, in exchange for cancellation of such share, shall be converted into one share of Surviving Company Common Stock, with each Merging Trust Common Share designated as the “Georgia Tax-Free Bond Fund,” “Maryland Short-Term Tax-Free Bond Fund,” “Maryland Tax-Free Bond Fund,” “Maryland Tax-Free Money Fund,” “New Jersey Tax-Free Bond Fund,” “New

York Tax-Free Bond Fund,” “New York Tax-Free Money Fund,” and “Virginia Tax-Free Bond Fund” and their respective separate classes, converted into one share of Surviving Company Common Stock designated respectively as the “T. Rowe Price Georgia Tax-Free Bond Fund,” the “T. Rowe Price Maryland Short-Term Tax-Free Bond Fund,” the “T. Rowe Price Maryland Tax-Free Bond Fund,” the “T. Rowe Price Maryland Tax-Free Money Fund,” the “T. Rowe Price New Jersey Tax-Free Bond Fund,” the “T. Rowe Price New York Tax-Free Bond Fund,” the “T. Rowe Price New York Tax-Free Money Fund,” and the “T. Rowe Price Virginia Tax-Free Bond Fund,” and their respective separate classes, (collectively, the “Per Share Merger Consideration”), which shall constitute the only issued and outstanding shares of stock of the Surviving Corporation immediately after the Effective Time; and

(b) Each Merging Trust Common Share that constitutes an authorized and unissued (or, if previously issued, no longer outstanding) Merging Trust Common Share immediately prior to the Effective Time shall, at the Effective Time, be canceled and retired and cease to exist, without any conversion thereof and without payment of any consideration therefor; and

(c) Each share of Surviving Company Common Stock outstanding immediately prior to the Effective Time (as defined below in Article Ninth) shall remain outstanding and unchanged; and

(d) From and after the Effective Time, all Merging Trust Common Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of the Merging Trust Common Shares shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration described above in subparagraph (a).

From and after the Effective Time, (i) each outstanding certificate previously representing shares of Surviving Company Common Stock, shall be deemed for all purposes to evidence ownership of, and to represent the same number of shares of, Surviving Company Common Stock, and (ii) each outstanding certificate representing Merging Trust Common Shares immediately prior to the Effective Time, shall be deemed for all purposes to evidence ownership of, and to represent the same number of shares of, Surviving Company Common Stock immediately after the Effective Time.

NINTH: The Merger shall be effective at the close of the New York Stock Exchange (normally 4:00 p.m. Eastern time) (the “Effective Time”) on October 30, 2017.

TENTH: Each of the undersigned acknowledges these Articles of Merger to be the act and deed of the respective entity on whose behalf she or he has signed, and further, as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that to the best of her or his knowledge, information and belief, these matters and facts relating to the entity on whose behalf he has signed are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the parties hereto have caused these Articles of Merger to be signed in their respective names and on their respective behalves by, in the case of the Surviving Company, the undersigned Vice President of the Surviving Company, and in the case of the Merging Trust, the undersigned Vice President of the Merging Trust, and to witnessed by, in the case of the Surviving Company, the undersigned Assistant Secretary of the Surviving Company, and in the case of the Merging Trust, the undersigned Secretary of the Merging Trust, all as of the day and year first above written.

WITNESS:	MERGING TRUST:
/s/Darrell N. Braman	T. ROWE PRICE STATE TAX-FREE INCOME TRUST, a Massachusetts business trust /s/David Oestreicher
__________________________________ Darrell N. Braman, Secretary	By:_________________________________ David Oestreicher, Vice President

WITNESS:	SURVIVING COMPANY:
/s/Shannon Hofher Rauser	T. ROWE PRICE STATE TAX-FREE FUNDS, INC., a Maryland corporation /s/Darrell N. Braman
__________________________________ Shannon Hofher Rauser, Assistant Secretary	By:_________________________________ Darrell N. Braman, Vice President